Exhibit 10.6

Medbox Completes $4.5-Million Financing

- Funds to be used for Corporate Purposes,

Including Further Implementation of Strategic Growth Plan -

(LOS ANGELES, CA, August 25, 2015) – Medbox, Inc. (OTCQB: MDBX), a provider of specialized services to the cannabis sector, including operators of dispensaries, cultivation centers, manufacturers and research facilities in those states where approved, today announced it has completed a $4.5 million financing with its existing lenders.

“We are pleased to have completed this additional round of funding, which demonstrates confidence in Medbox and its future,” said Jeff Goh, President and interim Chief Executive Officer. “The funds will be used for corporate purposes, including further implementation of our strategic growth plan.”

The financing follows a non-related, recently completed financing for the purchase of 320 acres of land in Pueblo, Colorado. Medbox is in the process of applying for a license to cultivate hemp on the property and is nearing completion of discussions to engage a local grower. The company also has begun negotiations with a Colorado resident who is licensed in Colorado to cultivate marijuana as an independent contractor on the property.

About Medbox, Inc.

Medbox, Inc., a leader in the rapidly emerging cannabis sector, provides specialized services to operators of dispensaries, cultivation centers, manufacturers and research facilities in those states where approved. Through trusted clients and affiliates, the company promotes efficient, consistent, high quality products that are priced right, readily available and safely packaged. For more information about the company or to explore partnership, please visit www.medbox.com.

Forward-Looking Statements

Certain statements in this press release constitute forward-looking statements within the meaning of federal securities laws. Such statements, including, but not limited to, the funds being used for implementation of the company’s strategic growth plan, are based on current beliefs and expectations and are inherently subject to significant business, economic, regulatory and competitive uncertainties and contingencies, many of which are beyond the company’s control. In addition, certain forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Potential risks and uncertainties also include, but are not limited to, regulatory developments in the industry, as well as political and economic conditions present within the industry. For a more detailed description of the risk factors associated with the company, please refer to the company’s latest Annual Report on Form 10-K, and in particular, the section entitled “Risk Factors” therein, and in other periodic reports the company files with the Securities and Exchange Commission thereafter. The company does not assume any obligation to update any forward-looking statement to reflect events or developments after a forward-looking statement was made, unless required by law.

For more information, contact:

Janet Simmons

PondelWilkinson Inc.

310-279-5980

investor@pondel.com